Exhibit 99.1

                            Vote of Board of Directors
                     re: Compensation of Non-Employee Directors
                     ------------------------------------------
                                January 24, 2005

Voted:   That each non-employee director of the Company receive a retainer of
$16,000 per year for services as a director and that the Chair of each committee of the Board of Directors receive an additional $3,000 per year.